Exhibit 10.462

MASTER LEASE AGREEMENT

THIS MASTER LEASE AGREEMENT (this “Lease”) is entered into as of the 5th day of February, 2016 (the “Execution Date”) by and among the entities identified as landlords on Schedule 1 attached hereto and incorporated herein by reference (collectively, the “Landlord”) and SKYLINE HEALTHCARE LLC, or other entities to be formed by the Tenant, those entities to be identified as tenants on Schedule 1 (collectively, the “Tenant”) for (i) the improved real property described on Exhibits “A-1” through “A-9” attached hereto and incorporated herein by reference (collectively, the “Real Property”) and (ii) the “Landlord Personal Property” associated therewith described on Exhibit “B” (the Landlord Personal Property together with the Real Property, are collectively referred to as the “Premises”). Certain capitalized terms used in this Lease are defined on Exhibit “C”.

RECITALS

WHEREAS, the skilled nursing facilities described on Schedule 1 are located on the Premises (hereinafter such facilities are collectively referred to as the “Facilities” and individually a “Facility”);

WHEREAS, Landlord desires to Lease the Premises to Tenant, and Tenant desires to lease the Premises from Landlord on the terms and conditions hereinafter set forth.
NOW, THEREFORE, in consideration of the mutual promises set forth herein and other good and valuable consideration, the receipt and sufficiency of which are hereby acknowledged, the parties agree as follows:

1.Condition of Effectiveness. This Lease shall not be effective or binding until all lenders holding mortgages on the Facilities (collectively, the “Facility Mortgagees”) have approved this Lease. The parties shall execute and deliver to such Facility Mortgagees all required documents including, without limitation, usual and customary subordination, non-disturbance and attornment agreements. This Lease shall further not be effective unless and until the Tenant is granted facility licenses by the Arkansas Department of Health to operate the Facilities. If the conditions referenced in the preceding sentences have not been satisfied on or before March 1, 2016, either party may terminate this Lease upon written notice to the other party.
2.    Term. The “Term” of this Lease is the Initial Term of fifteen (15) years plus the Renewal Terms (if any). A “Lease Year” is the twelve (12) month period commencing on the Commencement Date (as defined below) and each anniversary thereof during each year of the Term. The “Initial Term” commences on March 1, 2016 (the “Commencement Date”) and ends on the last day of the one hundred eightieth (180th) full calendar month thereafter, and may be extended for two (2) separate renewal terms of five (5) years each (each, a “Renewal Term”) if: (a) at least one hundred eighty (180) days prior to the end of the Initial Term or the initial Renewal Term, as applicable, Tenant delivers to Landlord the “Renewal Notice” indicating that Tenant desires to exercise its right to extend this Lease for a Renewal Term and (b) there is no then uncured Event

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of Default (i) as of the date Landlord receives the Renewal Notice (the “Exercise Date”) or (ii) on the last day of the Initial Term or the initial Renewal Term, as applicable. For purposes hereof, “Termination Date” shall mean the last day of the Initial Term or the applicable Renewal Term (if any) or the earlier date on which this Lease may be terminated as provided herein.
3.    Rent. During the Term, Tenant shall pay in advance to Landlord on or before the 1st day of each month the following amounts as Rent:
(a)    Lease Year One. During Lease Year one, Rent shall be Four Hundred Fifty Thousand and 00/100 Dollars ($450,000.00) per month.
(b)    Subsequent Lease Years. Commencing on the first day of the second (2nd) Lease Year and continuing on the first day of each Lease Year thereafter through the end of the Initial Term and during the Renewal Term, the Rent due each Lease Year shall increase by two and one-half percent (2.5%) over the Rent payable for the immediately preceding Lease Year.
(c)    Allocation of Rent. Notwithstanding that this Lease constitutes a lease of the entire Premises, the Landlord may allocate the Rent among the Facilities as it shall determine from time to time.

3.1    Absolute Net Lease. All Rent payments shall be absolutely net to Landlord, free of any and all Taxes (as defined below in Section 5), Other Charges (as defined below in Section 5), and operating or other expenses of any kind whatsoever, all of which shall be paid by Tenant. Tenant shall at all times during the Term remain obligated under this Lease without any right of set-off, counterclaim, abatement, deduction, reduction or defense of any kind. Tenant’s sole right to recover damages against Landlord under this Lease shall be to prove such damages in a separate action.

3.2    Payment Terms. All Rent and other payments to Landlord hereunder shall be paid by wire transfer in accordance with Landlord’s wire transfer instructions to be provided by Landlord from time to time.
4.    Security Deposit. Tenant shall deposit with Landlord and maintain during the Term the cash sum of Nine Hundred Thousand and 00/100 Dollars ($900,000.00) as a security deposit (the “Security Deposit”) which Landlord shall hold as security for the full and faithful performance by Tenant of every term, provision, obligation and covenant under this Lease and subject to the terms and conditions of this Lease. The Security Deposit shall be paid to Landlord within one (1) business day after the Execution Date. The Security Deposit may be deposited by Landlord into an interest-bearing account, which interest shall accrue for the sole benefit of Landlord and not Tenant. The Security Deposit shall not be considered an advance payment of Rent (or of any other sum payable by Tenant under this Lease) or a measure of Landlord’s damages in case of a default by Tenant. Landlord shall have no obligation to maintain the Security Deposit separate and apart from Landlord’s general and/or other funds. If Tenant defaults in respect of any of the terms, provisions, covenants and conditions of this Lease (or if there is a default under any agreement or instrument with which this Lease is cross-defaulted), Landlord may, but shall not be required to,

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in addition to and not in lieu of any other rights and remedies available to Landlord, apply all or any part of the Security Deposit to the payment of any sum in default, or any other sum that Landlord may expend or be required to expend by reason of Tenant’s default, including but not limited to, any damages or deficiency in reletting the Premises. Whenever, and as often as, Landlord has applied any portion of the Security Deposit to cure Tenant’s default hereunder or under any agreement with which this Lease is cross-defaulted, Tenant shall, within ten (10) days after Notice from Landlord, deposit additional money with Landlord sufficient to restore the Security Deposit to the full amount then required to be deposited with Landlord, and Tenant’s failure to do so shall constitute an Event of Default without any further Notice. If Landlord transfers or assigns its interest under this Lease, Landlord shall assign the Security Deposit to the new landlord and thereafter Landlord shall have no further liability for the return of the Security Deposit, and Tenant agrees to look solely to the new landlord for the return of the Security Deposit. Tenant agrees that it will not assign or encumber or attempt to assign or encumber the Security Deposit and that Landlord, its successors and assigns may return the Security Deposit to the last tenant in possession of the Premises at the last address for which Notice has given by such tenant and that Landlord thereafter shall be relieved of any liability therefor, regardless of one or more assignments of this Lease or any such actual or attempted assignment or encumbrances of the Security Deposit. Notwithstanding any provision hereof, if this Lease is terminated in accordance with Section 1 above, the Security Deposit shall be returned to Tenant within three (3) business days following such termination.

5.    Late Charges. The late payment of Rent or other amounts due under this Lease will cause Landlord to lose the use of such money and incur administrative and other expenses not contemplated under this Lease. While the exact amount of the foregoing is difficult to ascertain, the parties agree that as a reasonable estimate of fair compensation to Landlord, if Rent or any other amount is not paid within (a) ten (10) days after the due date for such payment, then Tenant shall thereafter pay to Landlord on demand a late charge equal to five percent (5%) of such delinquent amounts, and (b) twenty (20) days after the due date for such payment, such unpaid amount shall accrue interest from such date at the rate of ten percent (10%) per annum (the “Agreed Rate”).
6.    Taxes and Other Charges. At the commencement and at the expiration of the Term, all Taxes and Other Charges shall be prorated. Landlord shall promptly forward to Tenant copies of all bills and payment receipts for Taxes or Other Charges received by it. Tenant shall pay and discharge (including the filing of all required returns), prior to delinquency or imposition of any fine, penalty, interest or other cost (“Penalty”), (a) “Taxes”, consisting of any real property taxes, provider taxes (i.e. “bed taxes”) and other taxes and assessments levied or assessed with respect to the Premises (excluding income taxes, franchise taxes, estate taxes, transfer taxes and/or gross receipts taxes that may be imposed upon Landlord), and (b) “Other Charges”, consisting of any utilities and other costs and expenses of the Facilities or any portion of the Premises and all other charges, obligations or deposits assessed against any portion of the Premises during the Term. Tenant shall pay the foregoing when due and before any Penalty, but may pay the foregoing in permitted installments (whether or not interest accrues on the unpaid balance). Within ten (10) days of its receipt of Landlord’s written notice of payment, Tenant shall pay Landlord an amount equal to any Taxes or Penalty that Landlord at any time is assessed or otherwise becomes responsible and for which Tenant is liable under this Lease. However, nothing in this Lease shall obligate Tenant to pay penalties incurred as a result of Landlord’s failure to timely forward bills to Tenant. Upon

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Landlord’s request, Tenant shall promptly provide evidence that all provider taxes (i.e. “bed taxes”) with respect to the Facilities have been timely paid.
6.1    Protests. Tenant has the right, but not the obligation, in good faith to protest or contest (a “Protest”) in whole or in part (a) the amount or payment of any Taxes or Other Charges, and (b) the existence, amount or validity of any Lien (as defined in Section 9.1), by appropriate proceedings sufficient to (i) prevent the collection or other realization of such Taxes, Other Charges or Liens, or (ii) prevent the sale, forfeiture or loss of any portion of the Premises, or (iii) prevent the forfeiture of Rent to satisfy such Taxes, Other Charges or Liens. . Tenant shall diligently prosecute any such Protest at its sole cost and expense and pay such Taxes, Other Charges or Lien. Landlord shall cooperate in any Protest that involves an amount assessed against the Premises.

6.2    Impound. If required by a Facility Mortgagee or upon Landlord’s written notice to Tenant during the Term, Landlord may require Tenant to pay with each Rent payment a deposit of one-twelfth (1/12th) of the amount required to discharge the annual amount of real property Taxes secured by a Lien encumbering any portion of the Premises as and when they become due. The deposits shall not bear interest nor be held by Landlord in trust or as an agent of Tenant, but rather shall be applied to the payment of the related obligations. If at any time within thirty (30) days prior to the due date the deposits shall be insufficient for the payment of the obligation in full, Tenant shall within ten (10) days after demand deposit the deficiency with Landlord. If deposits are in excess of the actual obligation, the required monthly deposits for the ensuing Lease Year shall be reduced proportionately and any such excess at the end of the final Lease Year shall be refunded to Tenant within thirty calendar (30) days. Tenant shall forward to Landlord or its designee all Tax bills, bond and assessment statements as soon as they are received. If Landlord transfers this Lease, it shall transfer all such deposits to the transferee, and Landlord shall thereafter have no liability of any kind with respect thereto.
7.    Insurance. All insurance provided for in this Lease shall (i) be maintained under valid and enforceable policies issued by insurers licensed and approved to do business in the state where the applicable Facilities are located, (ii) name Landlord as an additional insured and, for the property insurance policies, as the owner, (iii) be on an “occurrence” basis, or if claims made, include a provision whereby tail coverage costs are specified upon policy inception, (iv) cover all of Tenant’s operations at the applicable Facility, (v) provide that the policy may not be canceled except upon not less than thirty (30) days’ prior written notice to Landlord and (vi) be primary and provide that any insurance with respect to any portion of the Premises maintained by Landlord is excess and noncontributing with Tenant’s insurance. The property policy(ies) shall also name the Landlord and all Facility Mortgagees as loss payees. The parties hereby waive as to each other all rights of subrogation which any insurance carrier, or either of them, may have by reason of any provision in any policy issued to them, provided such waiver does not thereby invalidate such policy. Original policies or satisfactory insurer certificates evidencing the existence of the insurance required by this Lease and showing the interest of Landlord and all Facility Mortgagees shall be provided to Landlord prior to the Commencement Date or, for a renewal policy, not less than ten (10) days prior to the expiration date of the insurance policy being renewed. If Landlord is provided with a certificate, it may demand that Tenant provide a complete copy of the related policy within ten (10) days. Tenant may satisfy the insurance requirements hereunder through coverage under

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so-called blanket policy(ies) of insurance carried and maintained by Tenant regarding other operations or facilities; provided, however, that the coverage afforded Landlord will not be reduced or diminished or otherwise be different from that which would exist under a separate policies of insurance meeting all other requirements of this Lease by reason of the use of such blanket policies of insurance. During the Term, Tenant shall maintain the following insurance and any claims thereunder shall be adjudicated by and at the expense of it or its insurance carrier:
(a)    Property Insurance with respect to each Facility against loss or damage from all causes under standard “all risk” property insurance coverage with an agreed amount endorsement (such that the insurance carrier has accepted the amount of coverage and has agreed that there will be no co-insurance penalty), without exclusion for fire, lightning, windstorm, explosion, smoke damage, vehicle damage, sprinkler leakage, flood, vandalism, earthquake, malicious mischief and any other risks normally covered under an extended coverage endorsement, in amounts that are not less than the actual replacement value of the applicable Facility and all Landlord and Tenant Personal Property associated therewith (including the cost of compliance with changes in zoning and building codes and other laws and regulations, demolition and debris removal and increased cost of construction). Additionally, if any Facility contains steam boilers, steam pipes, steam engines, steam turbines or other high pressure vessels, insurance with an agreed amount endorsement (such that the insurance carrier has accepted the amount of coverage and has agreed that there will be no co-insurance penalty), covering the major components of the central heating, air conditioning and ventilating systems, boilers, other pressure vessels, high pressure piping and machinery, elevators and escalators, if any, and other similar equipment installed in such Facility, in an amount equal to one hundred percent (100%) of the full replacement cost of such Facility, which policies shall insure against physical damage to and loss of occupancy and use of the applicable Facility arising out of an accident or breakdown covered thereunder;
(b)    Business Interruption and Extra Expense Coverage with respect to each Facility for loss of rental value for a period not less than twelve (12) months, covering perils consistent with the requirements of Section 6(a), and including either an agreed amount endorsement or a waiver of any co-insurance provisions, so as to prevent Tenant, Landlord and any other insured thereunder from being a co-insurer, and providing that any covered loss thereunder shall be payable to the Landlord;
(c)    Commercial General Public Liability Coverage with respect to each Facility (including products liability and broad form coverage) against claims for bodily injury, death or property damage occurring on, in or about the applicable Facility, affording the parties protection in amounts required by Landlord’s lender but not less than $1,000,000.00 per occurrence/$3,000,000.00 per Facility in the aggregate, naming Landlord as additional insured;
(d)    Professional Liability Coverage with respect to each Facility, providing for claims specifically relating to patient care and services provided by the applicable Facility staff, its’ contractors and all related parties, to include coverage or medical directors with regard to their administrative duties provided to such Facility, with limits required by Landlord’s lender but not less than $1,000,000.00 per occurrence/$3,000,000.00 per Facility in the aggregate, naming Landlord as additional insured. If such coverage is purchased on a claims made basis, Tenant

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must show proof of the ability to purchase tail coverage to last through the statute of limitations, upon the end of the Term;
(e)    Worker’s Compensation and Employers Liability Insurance with respect to each Facility for losses sustained by Tenant’s employees in the course and scope of their employment, as well as volunteers, and otherwise consistent with all applicable state law and meeting all other legal requirements;
(f)    Business Interruption and Extra Expense Coverage with respect to each Facility for loss of rental value for a period not less than one (1) year, covering perils consistent with the requirements of Section 6(a), and including either an agreed amount endorsement or a waiver of any co-insurance provisions, so as to prevent Tenant, Landlord and any other insured thereunder from being a co-insurer, and providing that any covered loss thereunder shall be payable to the Landlord; and
(g)     Deductibles/Self-Insured Retentions for the above policies shall not be greater than One Hundred Thousand Dollars ($100,000), and Landlord shall have the right at any time to require a lower amount or set higher policy limits, to the extent commercially available and reasonable and customary for similar operations and properties to those of the Facilities.
8.    Use, Regulatory Compliance and Preservation of Business.
8.1    Permitted Use; Qualified Care. Tenant shall continuously use and occupy the Facilities during the Term as a skilled nursing facility with not less than the applicable number of beds shown on Schedule 1 and for ancillary services relating thereto, but for no other purpose. Tenant shall provide care, treatment and services to all residents of the Facilities in a manner consistent with all applicable laws. Notwithstanding any common law or statutory right, Tenant agrees not to transfer, move or otherwise take action that reduces licensed bed complement of any Facility and Tenant agrees not to take any of the licensed beds out of service or move the beds to a different location.
8.2    Regulatory Compliance. During the Term, Tenant, the Facilities and the Premises shall comply in all material respects with all licensing and other laws and all covenants, conditions, restrictions and other use or maintenance requirements applicable to the Facilities. To the extent applicable, Tenant shall comply in all material respects with all Medicare, Medicaid and other third-party payor certification requirements, including timely filing properly completed cost and other required reports, timely paying all expenses shown thereon, and ensuring that the Facilities continue to be fully certified for participation in Medicare and Medicaid (if applicable) throughout the Term and when they are returned to Landlord, all without any suspension, revocation, decertification or other material limitation of such certification. Further, Tenant shall not commit any act or omission that would in any way materially violate any certificate of occupancy affecting the Facilities, result in closure of the Facilities or result in the sale or transfer of all or any portion of any related certificate of need (if applicable), bed rights or other similar certificate or license at the Facilities. During the Term, all inspection fees, costs and charges associated with a change of such licensure or certification shall be borne solely by Tenant, however, any costs associated with

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the removal of the current operators or additional costs to the tenant that are not in the ordinary course, accrued due to the removal of the current operators. Notwithstanding anything to the contrary contained in this Tenant, Tenant shall have the right to protest or appeal any licensing and other laws and all covenants, conditions, restrictions and other use or maintenance requirements applicable to the Facilities and, to the extent applicable, all Medicare, Medicaid and other third-party payor certification requirements. Landlord agrees to cooperate with Tenant provided that Landlord does not incur any out-of-pocket expenses in connection therewith that are not reimbursed by Tenant.
9.    Acceptance, Maintenance, Upgrade, Alteration and Environmental.
9.1    Acceptance “AS IS”; No Liens. Tenant acknowledges that it is presently engaged in operations similar to those to be conducted at the Facilities and has expertise in such industry and, in deciding to enter into this Lease, has not relied on any representations or warranties, express or implied, of any kind from Landlord. Tenant has investigated the Premises, has selected the Premises to its own specifications, has concluded that no improvements or modifications to them are required in order to operate the Facilities, and accepts the Facilities and the Premises on an “AS IS” basis and assumes all responsibility and cost for the correction of any observed or unobserved deficiencies or violations. Notwithstanding its right to Protest set forth in Section 5.1, Tenant shall not cause or permit any lien, levy or attachment to be placed or assessed against any portion of the Premises or the operation thereof (a “Lien”) for any reason, provided that nothing in this Lease shall require Tenant to keep the Premises free of liens that may be filed as a result of Landlord’s action or omissions.
9.2    Tenant’s Maintenance Obligations. Landlord shall not be required to make any repairs or improvements to the Premises. Tenant shall (a) keep and maintain the Premises and the Facilities in good appearance, repair and condition and maintain proper housekeeping, (b) promptly make all repairs (interior and exterior, structural and nonstructural, ordinary and extraordinary, foreseen and unforeseen, other than due to the fault or negligence of the Landlord) necessary to keep the Facilities in good and working order and condition and in substantial compliance with all applicable requirements and laws relating to the business conducted thereon, including if applicable, certification for participation in Medicare and Medicaid, and (c) keep and maintain all Landlord and Tenant Personal Property in good condition, ordinary wear and tear excepted, and repair and replace such property consistent with prudent industry practice as required under this Lease.
9.3    Alterations by Tenant. Tenant may alter, improve, exchange, replace, modify or expand (collectively, “Alterations”) each Facility, equipment or appliances on the Premises from time to time as it may determine is desirable for the continuing and proper use and maintenance of the Premises; provided, that any Alterations in excess of One Hundred Thousand Dollars ($100,000) with respect to any Facility in any rolling twelve (12) month period shall require Landlord’s prior written consent, which shall not be unreasonably withheld, delayed, or conditioned. All Alterations shall immediately become a part of the Premises and the property of Landlord subject to this Lease, and the cost of all Alterations or other purchases, whether undertaken as an on-going licensing, Medicare, Medicaid or other regulatory requirement, or otherwise, shall be borne solely

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by Tenant. All Alterations shall be constructed in a good and workmanlike manner in compliance with all applicable laws and the insurance required under this Lease.
9.4    Hazardous Materials. Tenant’s use of the Premises shall comply with all Hazardous Materials Laws. If any Environmental Activities occur or are suspected to have occurred in violation of any Hazardous Materials Laws by Tenant during the Term or if Tenant has received notice of any Hazardous Materials Claim against any portion of the Premises as a result of Tenant’s acts or omissions during the Term, Tenant shall promptly obtain all permits and approvals necessary to remedy any such actual or suspected problem through the removal of Hazardous Materials or otherwise, and upon Landlord’s approval of the remediation plan, remedy any such problem to the satisfaction of Landlord and all applicable governmental authorities, in accordance with all Hazardous Materials Laws and good business practices. During the Term, Tenant shall promptly advise Landlord in writing of (a) any Environmental Activities in violation of any Hazardous Materials Laws; (b) any Hazardous Materials Claims against Tenant or any portion of the Premises; (c) any remedial action taken by Tenant in response to any Hazardous Materials Claims or any Hazardous Materials on, under or about any portion of the Premises in violation of any Hazardous Materials Laws; (d) Tenant’s discovery of any occurrence or condition on or in the vicinity of any portion of the Premises that materially increase the risk that any portion of the Premises will be exposed to Hazardous Materials; and (e) all communications to or from Tenant, any governmental authority or any other Person relating to Hazardous Materials Laws or Hazardous Materials Claims with respect to any portion of the Premises, including copies thereof. Landlord shall have the right, at Tenant’s sole cost and expense (including, without limitation, Landlord’s reasonable attorneys’ fees and costs) and with counsel chosen by Landlord, to join and participate in, as a party if it so elects, any legal proceedings or actions initiated in connection with any Hazardous Materials Claims. Landlord represents and warrants to Tenant that to Landlord’s knowledge, there are not pending claims or causes of action arising out or relating to the Facility or the Premises as of the commencement of the Term.
10.    Tenant Property. Tenant shall obtain and install all items of furniture, fixtures, supplies and equipment not included as Landlord Personal Property as shall be necessary or reasonably appropriate to operate the Facilities in compliance with this Lease (“Tenant Personal Property”, which collectively with the “Tenant Intangible Property” shall be referred to herein as “Tenant Property”.) As used herein, “Tenant Intangible Property” means all the following at any time owned by Tenant in connection with its use of any portion of the Premises: Medicare, Medicaid and other accounts and proceeds thereof; rents, profits, income or revenue derived from such operation or use; all documents, chattel paper, instruments, contract rights (including contracts with residents, employees and third-party payors), deposit accounts, general intangibles and chooses in action; refunds of any Taxes or Other Charges for periods of time during the Term; and licenses and permits necessary or desirable for Tenant’s use of any portion of the Premises, including licensed Medicaid beds (if applicable). Except as may be allowed under common law, Landlord shall have no lien or security interest in or to the Tenant Intangible Property, and any such common law lien or security interest of Landlord shall be subordinate to the lien and security interest of any third party lender providing to Tenant a working capital line of credit, whether such working capital line of credit exists as of the Commencement Date or future working capital lines of credit, and no further instrument of subordination shall be required.

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11.    Financial, Management and Regulatory Reports. Tenant shall provide Landlord with the reports listed in Exhibit “E” at the time described therein, and such other information about it or the operations of the Facilities as Landlord may reasonably request from time to time, including such information requested in connection with any financing of the Premises sought by Landlord. All financial information provided by Tenant shall be prepared in accordance with generally accepted accounting principles consistently applied and shall be submitted electronically in the form of unrestricted, unlocked “.xls” spreadsheets created using Microsoft Excel (2003 or newer editions). If Tenant or any Affiliate becomes subject to any reporting requirements of the Securities and Exchange Commission (“SEC”) during the Term, it shall concurrently deliver to Landlord such reports as are delivered pursuant to applicable securities laws. Similarly, should Landlord or its parent, Global Healthcare REIT, Inc., a Utah corporation, be subject to any particular reporting requirements of the SEC during the Term for which it needs reports, documentation or other information from Tenant, Tenant agrees to deliver such reports, documentation and information within twenty (20) days after Landlord’s request for the same.
12.    Representations and Warranties. Each party represents and warrants to the other that: (a) this Lease and all other documents executed or to be executed by it in connection herewith have been duly authorized and shall be binding upon it; (b) it is duly organized, validly existing and in good standing under the laws of the state of its formation and is duly authorized and qualified to perform this Lease within the state where the Premises is located; and (c) neither this Lease nor any other document executed or to be executed in connection herewith violates the terms of any other agreement of such party.
13.    Events of Default. So long as there is no Event of Default, Tenant shall peaceably and quietly have, hold and enjoy the Premises for the Term, free of any claim or other action not caused or created by Tenant or pursuant to Sections 16 or 17. The occurrence of any of the following events will constitute an “Event of Default” on the part of Tenant, and there shall be no cure period therefor except as otherwise expressly provided:
(a)    Tenant’s failure to pay within ten (10) days of when due any Rent, Taxes, Other Charges or other required payments;
(b)    (i) The revocation, suspension or material limitation of any license required for the operation of any Facility or the certification of any Facility for provider status under Medicare or Medicaid, if applicable; (ii) the closure of any Facility; (iii) the sale or transfer of all or any portion of any certificate of need, bed rights or other similar certificate or license relating to any Facility; (iv) the use of any portion of any Facility other than for a skilled nursing facility and for ancillary services relating thereto; or (v) any act or omission of Tenant that in the judgment of Landlord will more likely than not result in any of the foregoing;
(c)    Any other material suspension, termination or restriction placed upon Tenant, any Facility or the ability to admit residents or patients (e.g., an admissions ban or non-payment for new admissions by Medicare or Medicaid resulting from an inspection survey, if applicable);

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(d)    Any material misrepresentation by Tenant under this Lease or material misstatement or omission of fact in any written report, notice or communication from Tenant to Landlord;
(e)     (i) Tenant shall generally not pay its debts as they become due, or shall admit in writing its inability to pay its debts generally, or shall make an assignment of all or substantially all of its property for the benefit of creditors; or (ii) a receiver, trustee or liquidator shall be appointed for either or them or any of their property, if within three (3) business days of such appointment Tenant does not inform Landlord in writing that they intend to cause such appointment to be discharged or such discharge is not diligently prosecuted to completion within sixty (60) days after the date of such appointment; (iii) the filing by Tenant of a voluntary petition under any federal bankruptcy or state law to be adjudicated as bankrupt or for any arrangement or other debtor’s relief; or (iv) the involuntary filing of such a petition against Tenant by any other party, unless Tenant within three (3) business days of such filing informs Landlord in writing of its intent to cause such petition to be dismissed, such dismissal is diligently prosecuted and such petition is dismissed within one hundred twenty (120) days after filing; or
(f)    The failure to perform or comply with any provision of this Lease not requiring the payment of money unless (i) within five (5) business days of Tenant’s receipt of a notice of default from Landlord, Tenant gives Landlord notice of its intent to cure such default; and (ii) Tenant cures it either (x) within thirty (30) days after such notice from Landlord or (y) if such default cannot with due diligence be so cured because of the nature of the default or delays beyond the control of Tenant and cure after such period will not have a materially adverse effect upon any Facility, then such default shall not constitute an Event of Default if Tenant uses its best efforts to cure such default by promptly commencing and diligently pursuing such cure to the completion thereof and cures it within one hundred twenty (120) days after written notice from Landlord (unless Landlord in its discretion agrees to extend such cure period).
14.    Remedies. Upon the occurrence of an Event of Default, Landlord may exercise all rights and remedies under this Lease and the laws of the state where the Premises is located that are available to a Landlord of real and personal property in the event of a default by its Tenant, and as to the Tenant Property, all remedies granted under the laws of such state(s) to a secured party under its Uniform Commercial Code. Landlord shall have no duty to mitigate damages unless required by applicable law and shall not be responsible or liable for any failure to relet the Premises or to collect any rent due upon any such reletting. Tenant shall pay Landlord, promptly upon demand, all reasonable expenses incurred by it in obtaining possession and reletting any of the Premises, including fees, commissions and costs of attorneys, architects, agents and brokers.
14.1    General. Without limiting the foregoing, Landlord shall have the right (but not the obligation) to do any of the following upon an Event of Default: (a) sue for the specific performance of any covenant of Tenant as to which it is in breach; (b) enter upon any portion of the Premises, terminate this Lease, dispossess Tenant from the Premises through appropriate legal procedures and/or collect money damages by reason of Tenant’s breach, including the acceleration of all Rent which would have accrued after such termination and all obligations and liabilities of Tenant under this Lease which survive the termination of the Term; (c) elect to leave this Lease

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in place and sue for Rent and other money damages as the same come due; and (d) (before or after repossession of the Premises pursuant to clause (b) above and whether or not this Lease has been terminated) relet any portion of the Premises to such tenant(s), for such term(s) (which may be greater or less than the remaining balance of the Term), rent, conditions (which may include concessions or free rent) and uses as it may determine in its sole discretion and collect and receive any rents payable by reason of such reletting.
14.2    Remedies Cumulative; No Waiver. No right or remedy herein conferred upon or reserved to Landlord is intended to be exclusive of any other right or remedy, and each and every right and remedy shall be cumulative and in addition to any other right or remedy given hereunder or now or hereafter existing at law or in equity. Any notice or cure period provided herein shall run concurrently with any provided by applicable law. No failure of Landlord to insist at any time upon the strict performance of any provision of this Lease or to exercise any option, right, power or remedy contained herein shall be construed as a waiver, modification or relinquishment thereof as to any similar or different breach (future or otherwise) by Tenant. Landlord’s receipt of and Tenant’s payment of any rent or other sum due hereunder (including any late charge) with knowledge of any breach shall not be deemed a waiver of such breach, and no waiver by Landlord of any provision of this Lease shall be effective unless expressed in a writing signed by it.
14.3    Performance of Tenant’s Obligations. If Tenant at any time shall fail to make any payment or perform any act on its part required to be made or performed under this Lease, then Landlord may, without waiving or releasing Tenant from any obligations or default hereunder, make such payment or perform such act for the account and enter upon any portion of the Premises for the purpose of taking all such action as may be reasonably necessary. No such entry shall be deemed an eviction of Tenant. All sums so paid by Landlord and all necessary and reasonable incidental costs and expenses (including reasonable attorneys’ fees and expenses) incurred in connection with the performance of any such act by it, together with interest at the Agreed Rate from the date of the making of such payment or the incurring of such costs and expenses, shall be payable by Tenant to Landlord upon Landlord’s written demand therefor.
15.    Provisions on Termination.
15.1    Surrender of Possession. On the Termination Date, Tenant shall deliver to Landlord or its designee possession of (a) the Facilities and associated Landlord Personal Property in a neat and clean condition and in as good a condition as existed at the date of Tenant’s possession and occupancy pursuant to this Lease, ordinary wear and tear excepted, (b) a fully operational, licensed and certified (if applicable) business at each Facility including, at Tenant’s sole cost, any Alterations necessitated by, or imposed in connection with, a change of ownership inspection survey for the transfer of operation of any portion of the Premises to Landlord or its designee, and (c) all patient charts and resident records along with appropriate resident consents if necessary and copies of all of its books and records relating to each Facility and the Premises. Accordingly, Tenant shall not at any time during or after the Term seek to transfer, surrender, allow to lapse, or grant any security interest or any other interest in and to the licenses, permits or certifications relating to any Facility or the Premises, nor shall Tenant commit or omit any act that would

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jeopardize any Facility or any licensure or certification of any Facility. Tenant shall cooperate fully with Landlord or its designee in transferring or obtaining all necessary licenses and certifications for Landlord or its designee, and Tenant shall comply with all requests for an orderly transfer of any Facility licenses, and Medicare and Medicaid certifications and possession at the time of its surrender of the Premises to Landlord or its designee to operate the Facilities. Subject to all applicable laws, Tenant hereby assigns, effective upon the Termination Date, all rights to operate the Facilities to Landlord or its designee, including all required licenses and permits and all rights to apply for or otherwise obtain them, and all other nonproprietary Tenant Intangible Property relating to any portion of the Premises.
15.2    Removal of Tenant Personal Property. Provided that no Event of Default then exists, in connection with the surrender of the Premises, Tenant may upon at least five (5) business days’ prior notice to Landlord remove from the Premises in a workmanlike manner all Tenant Personal Property, leaving the Premises in good and presentable condition and appearance, including repair of any damage caused by such removal; provided that Landlord shall have the right and option to purchase the Tenant Personal Property for its then net book value during such five (5) business day notice period, in which case Tenant shall so convey the Tenant Personal Property to Landlord by executing a bill of sale in a form reasonably required by Landlord. If there is any Event of Default then existing, Tenant may not remove any Tenant Personal Property from the Premises and instead will, on demand from Landlord, convey it to Landlord for no additional consideration by executing a bill of sale in a form reasonably required by Landlord. Title to any Tenant Personal Property which is not removed by Tenant as permitted above upon the expiration of the Term shall, at Landlord’s election, vest in Landlord; provided, however, that Landlord may remove and store or dispose any or all of such Tenant Personal Property which is not so removed by Tenant without obligation or accounting to Tenant.
15.3    Holding Over. If Tenant shall for any reason remain in possession of the Premises after the Termination Date, such possession shall be a month-to-month tenancy during which time Tenant shall pay as rental on the first (1st) business day of each month one hundred twenty-five percent (125%) of the monthly Rent payable with respect to the last Lease Year, all additional charges accruing during the month and all other sums, if any, payable by Tenant pursuant to this Lease. Nothing contained herein shall constitute the consent, express or implied, of Landlord to the holding over of Tenant after the Termination Date, nor shall anything contained herein be deemed to limit Landlord’s remedies.
15.4    Survival. All representations, warranties, covenants and other obligations of Tenant under this Lease shall survive the Termination Date.
16.    Certain Landlord Rights.
16.1    Entry and Examination of Records. Landlord and its representatives may enter any portion of the Premises at any reasonable time after at least forty-eight (48) hours’ written notice to Tenant to inspect the Premises for compliance or for any other reason; provided that no such notice shall be required in the event of an emergency, upon an Event of Default or to post notices of non-responsibility under any mechanics’ or materialmans’ lien law. No such entry shall unreasonably interfere with residents, patients, patient care or the Tenant’s operations of the

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Facilities, and Landlord shall not contact or communicate with any of Tenant’s employees at any time when Landlord or its representatives are at the Premises. Landlord and its representatives shall abide by all rules and regulations governing nursing facilities during any time when they are at the Premises. During normal business hours, Tenant will permit Landlord and its representatives, inspectors and consultants to examine all contracts, books and financial and other records at Tenant’s offices relating to Tenant’s operations of the Facilities.
16.2    Grant Liens. This Lease shall be subordinate to the right, title, and interest of any lender or other party holding a security interest in or a lien upon the Premises under any and all mortgage instruments or deeds to secure debt presently encumbering the Premises and to any and all other deeds to secure debt or mortgage instruments hereafter encumbering the Premises. Tenant shall at any time hereafter, on demand of Landlord or the holder of any such deed to secure debt or mortgage instrument, execute any instruments which may reasonably be required by such party for the purpose of evidencing the subordination of this Lease to the lien or security of such party. Tenant shall, upon demand, at any time or times, execute, acknowledge, and deliver to Landlord or the holder of any such instruments or deeds to secure debt, without expense, any and all documents that may be necessary to make this Lease superior to the lien of any of the same. If the holder of any of said instruments or deeds to secure debt shall hereafter succeed to the rights of Landlord under this Lease, Tenant shall, at the option of such holder or a purchaser at any foreclosure or sale under power, attorn to and recognize such successor as Tenant’s landlord under this Lease. Tenant shall promptly execute, acknowledge, and deliver any instrument that may be necessary to evidence such attornment. Landlord will use commercially reasonably efforts to obtain from any lender holding a lien on the Premises, a subordination, non-disturbance and attornment agreement for the benefit of Tenant.
16.3    Estoppel Certificates. Landlord and Tenant shall, at any time upon not less than ten (10) business days’ prior written request by the other party, have an authorized representative execute, acknowledge and deliver to Landlord or Tenant, as the case may be, or their designee a written statement certifying (a) that this Lease, together with any specified modifications, is in full force and effect, (b) the dates to which Rent and additional charges have been paid, (c) that no default by either party exists or specifying any such default, and (d) as to such other matters as Landlord or Tenant, as the case may be, may reasonably request.
16.4    Conveyance Release. If Landlord or any successor owner shall sell or transfer any portion of the Premises in accordance with this Lease, they shall thereafter be released from all future liabilities and obligations hereunder arising or accruing from and after the date of such conveyance or other transfer, which instead shall thereupon be binding upon the new owner.
17.    Assignment and Subletting.
17.1    Except as otherwise expressly permitted in this Lease, without Landlord’s prior written consent, Tenant shall not assign this Lease, or Lease all or any part of the Premises, or permit the use of the Premises by any party other than Tenant. This prohibition includes an assignment or subletting to or by a receiver or trustee in any federal or state bankruptcy, insolvency, or other proceeding. For purposes of this Section, a sale or transfer of all or a controlling ownership

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interest in Tenant or a merger or other combination by Tenant or a sale of all or substantially all of Tenant’s assets in lieu thereof shall be deemed an assignment or other transfer of this Lease.
18.    Damage by Fire or Other Casualty.
18.1    Damage by Fire or Other Casualty. Tenant shall promptly notify Landlord of any damage or destruction of any portion of the Premises and diligently repair or reconstruct such portion of the Premises to a like or better condition than existed prior to such damage or destruction. Any net insurance proceeds payable with respect to the casualty shall be paid directly to Landlord and, if an Event of Default has not occurred hereunder, will be used for the repair or reconstruction of the applicable portion of the Premises pursuant to Landlord's reasonable disbursement requirements and subject to the provisions of the Facility Mortgage Documents and the release of insurance proceeds by the Facility Mortgagee, if any. If such proceeds are insufficient, Tenant shall provide the required additional funds; if they are more than sufficient, the surplus shall belong and be paid to Tenant. Tenant shall not have any right under this Lease, and hereby waives all rights under applicable law, to abate, reduce or offset rent by reason of any damage or destruction of any portion of the Premises by reason of an insured or uninsured casualty.
19.    Condemnation. Except as provided to the contrary in this Section 18, this Lease shall not terminate and shall remain in full force and effect in the event of a taking or condemnation of the Premises, (in this context, the “Premises” shall mean one of the individual properties governed by this Master Lease), or any portion thereof, and Tenant hereby waives all rights under applicable law to abate, reduce or offset rent by reason of such taking. If during the Term all or substantially all (a “Complete Taking”) or a smaller portion (a “Partial Taking”) of the Premises is taken or condemned by any competent public or quasi-public authority, then (a) in the case of a Complete Taking, Tenant may at its election made within thirty (30) days of the effective date of such Taking, terminate this Lease and the current Rent shall be equitably abated as of the effective date of such termination, or (b) in the case of a Partial Taking, the Rent shall be abated to the same extent as the resulting diminution in Fair Market Value of the applicable portion of the Premises. The resulting diminution in Fair Market Value on the effective date of a Partial Taking shall be as established pursuant to Exhibit “F”. Landlord alone shall be entitled to receive and retain any award for a taking or condemnation other than a temporary taking; provided, however, Tenant shall be entitled to submit its own claim in the event of any such taking or condemnation with respect to the value of Tenant’s leasehold interest in any portion of the Premises and/or the relocation costs incurred by Tenant as a result thereof. In the event of a temporary taking of less than all or substantially all of the Premises, Tenant shall be entitled to receive and retain any and all awards for the temporary taking and the Rent due under this Lease shall be not be abated during the period of such temporary taking.
20.    Indemnification. Tenant agrees to protect, indemnify, defend and save harmless Landlord, its members, managers, Affiliates, directors, officers, shareholders, agents and employees from and against any and all foreseeable or unforeseeable liability, expense, loss, cost, deficiency, fine, penalty or damage (including consequential or punitive damages) of any kind or nature, including reasonable attorneys’ fees, from any suits, claims or demands, on account of any matter or thing, action or failure to act arising out of or in connection with this Lease from the date of the

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commencement of this Lease, the Premises or the operations of Tenant on any portion of the Premises, including, without limitation, (a) the breach by Tenant or any of its representations, warranties, covenants or other obligations hereunder, (b) any Protest, (c) all known and unknown Environmental Activities on any portion of the Premises, Hazardous Materials Claims or violations by Tenant of a Hazardous Materials Law with respect to any portion of the Premises, and (d) upon or following the Termination Date, the correction of all deficiencies of a physical matter identified by, and any liability assessed or asserted by, any governmental agency or Medicare or Medicaid providers as a result of or arising out of or in connection with this Lease or the related change in ownership inspection and audit (including any overpayment to any Medicare, Medicaid or other third party payor). Upon receiving knowledge of any suit, claim or demand asserted by a third party that Landlord believes is covered by this indemnity, it shall give Tenant notice of this matter. If Landlord does not elect to defend the matter with its own counsel at Tenant’s expense, Tenant shall then defend Landlord at Tenant’s expense (including Landlord’s reasonable attorneys’ fees and costs) with legal counsel satisfactory to Landlord. Landlord agrees to indemnify the Tenant for any acts of negligence on the part of the Landlord. Landlord further agrees to indemnify the Tenant for any liability, expense, loss, cost, deficiency, fine, penalty or damage of any kind or nature, that exceed $500,000.00 in the aggregate, incurred prior to the date of the commencement of this lease.
21.    Disputes. If any party brings any action to interpret or enforce this Lease, or for damages for any alleged breach, the prevailing party shall be entitled to reasonable attorneys’ fees and costs as awarded by the court in addition to all other recovery, damages and costs.
EACH PARTY HEREBY WAIVES ANY RIGHTS TO TRIAL BY JURY IN ANY ACTION, PROCEEDING OR COUNTERCLAIM BROUGHT BY EITHER PARTY AGAINST THE OTHER IN CONNECTION WITH ANY MATTER WHATSOEVER ARISING OUT OF OR IN ANY WAY CONNECTED WITH THIS LEASE, INCLUDING RELATIONSHIP OF THE PARTIES, TENANT’S USE AND OCCUPANCY OF ANY PORTION OF THE PREMISES, OR ANY CLAIM OF INJURY OR DAMAGE RELATING TO THE FOREGOING OR THE ENFORCEMENT OF ANY REMEDY.
22.    Notices. All notices and demands, certificates, requests, consents, approvals and other similar instruments under this Lease shall be in writing and sent by personal delivery, U. S. certified or registered mail (return receipt requested, postage prepaid) or FedEx or similar generally recognized overnight carrier regularly providing proof of delivery, addressed as follows:

If to Tenant:	If to Landlord:

Skyline Health Care LLC	c/o AdCare Health Systems, Inc.
505 Marlboro Road	1145 Hembree Road
Wood-Ridge NJ 07075	Roswell, Georgia 30076
Attention: Joseph Schwartz	Attention: Chief Executive Officer

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A party may designate a different address by notice as provided above. Any notice or other instrument so delivered (whether accepted or refused) shall be deemed to have been given and received on the date of delivery established by U.S. Post Office return receipt or the carrier’s proof of delivery or, if not so delivered, upon its receipt. Delivery to any officer, general partner or principal of a party shall be deemed delivery to such party. Notice to any one co-Tenant shall be deemed notice to all co-Tenants.

23.    Compliance with Facility Mortgage Documents
(a)    If Landlord refinances any Facility, including with a loan that is insured by the United States Department of Housing and Urban Development (“HUD”), Tenant acknowledges and agrees that it shall execute and deliver any and all documentation required by a Facility Mortgagee or HUD in connection therewith to obtain the approval of this Lease; provided, however, Tenant shall not incur any expense or suffer an adverse economic impact as a result of such cooperation.
(b)    Tenant acknowledges that any Facility Mortgage Documents executed by Landlord or an Affiliate of Landlord may impose certain obligations on the “borrower” or other counterparty thereunder to comply with or cause the operator and/or lessee of a Facility to comply with all representations, covenants and warranties contained therein relating to such Facility and the operator and/or lessee of such Facility. Accordingly, and notwithstanding anything contained in this Lease to the contrary, Tenant agrees to comply with those certain Facility Mortgage Document covenants as more specifically set forth on Exhibit “G” attached hereto and made a part hereof, for so long as any Facility Mortgage encumbers the Premises or any portion thereof or interest therein. Tenant agrees that the requirements, expressly including, without limitation, insurance, affirmative financial, occupancy or other performance requirements or covenants, set forth on Exhibit “G” shall prevail to the extent of any conflict with any other express term of this Lease. If Landlord enters into any new Facility Mortgage that would result in a change to the requirements on Exhibit “G” or that would otherwise conflict with the terms and provisions of this Lease, the parties agree to cooperate to amend this Lease to so reflect such new requirements, provided that Landlord and Tenant shall not agree to any changes that would materially or adversely impact Tenant’s operation of the Facility pursuant to the terms of this Lease, including with respect to Tenant’s insurance or other costs.
(c)    Landlord acknowledges that (i) the Facility Mortgage Documents shall include no liens on the Tenant Property and (ii) any Facility Mortgagee shall enter into an intercreditor agreement with any lender of Tenant requesting same.
24.    Cooperation. Tenant agrees that should Landlord and Landlord’s Affiliates desire to consolidate all of their subleases with Tenant and Tenant’s Affiliates into one master Lease, Tenant shall cooperate with Landlord and Landlord’s Affiliates in so documenting such consolidation, provided, however, that such documentation does not result in any material cost to Tenant as a result of such cooperation.

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25.    Miscellaneous. This Lease has been freely and fairly negotiated, and all provisions shall be interpreted according to their fair meaning and shall not be strictly construed against any party. While nothing contained in this Lease should be deemed or construed to constitute an extension of credit by Landlord to Tenant, if a portion of any payment made to Landlord is deemed to violate any applicable laws regarding usury, such portion shall be held by Landlord to pay the future obligations of Tenant as such obligations arise and if Tenant discharges and performs all obligations hereunder, such funds will be reimbursed (without interest) to Tenant on the Termination Date. If any part of this Lease shall be determined to be invalid or unenforceable, the remainder shall nevertheless continue in full force and effect. Time is of the essence, and whenever action must be taken (including the giving of notice or the delivery of documents) hereunder during a certain period of time or by a particular date that ends or occurs on a Saturday, Sunday or federal holiday, then such period or date shall be extended until the immediately following business day. Whenever the words “including”, “include” or “includes” are used in this Lease, they shall be interpreted in a non-exclusive manner as though the words “without limitation” immediately followed. Whenever the words day or days are used in this Lease, they shall mean “calendar day” or “calendar days” unless expressly provided to the contrary. The titles and headings in this Lease are for convenience of reference only and shall not in any way affect the meaning or construction of any provision. Unless otherwise expressly provided, references to any “Section” mean a section of this Lease (including all subsections), to any “Exhibit” or “Schedule” mean an exhibit or schedule attached hereto or to “Medicare” or “Medicaid” include any successor program. If more than one Person is Tenant hereunder, their liability and obligations hereunder shall be joint and several. Promptly upon the request of either party and at its expense, the parties shall prepare, enter into and record a suitable short form memorandum of this Lease. This Lease (a) contains the entire agreement of the parties as to the subject matter hereof and supersedes all prior or contemporaneous verbal or written agreements or understandings, (b) may be executed in several counterparts, (including electronically mailed copies in portable document format (PDF)), each of which shall be deemed an original, but all of which shall constitute one and the same document, (c) may only be amended by a writing executed by the parties, (d) shall inure to the benefit of and be binding upon the successors and permitted assigns of the parties, (e) shall be governed by and construed and enforced in accordance with the internal laws of the State of Arkansas, and (f) incorporates by this reference any Exhibits and Schedules attached hereto.
26.    Lease of Entire Premises. Landlord and Tenant each acknowledge and agree that this Lease constitutes a single, indivisible lease of the entire Premises, and the Premises constitutes a single economic unit. The Rent, other amounts payable hereunder and all other provisions contained herein have been negotiated and agreed upon based on the intent to lease the entirety of the Premises as a single and inseparable transaction, and such Rent, other amounts and other provisions would have been materially different had the parties intended to enter into separate leases or a divisible lease. Any Event of Default under this Lease shall constitute an Event of Default as to the entire Premises. Notwithstanding any provision hereof, each Tenant shall be jointly and severally responsible for all obligations of Tenant hereunder, including, but not limited to, the obligation to pay Rent (as hereinafter defined).

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Tenant acknowledges and agrees that Landlord is entering into this Lease as an accommodation to Tenant. Tenant, in order to induce Landlord to enter into this Lease, to the extent permitted by law:
(a)    Agrees, acknowledges and is forever estopped from asserting to the contrary that the statements set forth in the first sentence of this Section are true, correct and complete;
(b)    Agrees, acknowledges and is forever estopped from asserting to the contrary that this Lease is a single Lease pursuant to which the collective Premises are demised as a whole to Tenant;
(c)    Agrees, acknowledges and is forever estopped from asserting to the contrary that if, notwithstanding the provisions of this Section, this Lease were to be determined or found to be in any proceeding, action or arbitration under state or federal bankruptcy, insolvency, debtor-relief or other applicable laws to constitute multiple leases demising multiple properties, such multiple leases could not, by the debtor, trustee, or any other party, be selectively or individually assumed, rejected or assigned;
(d)    Subject to the provisions of paragraph 14(f) below, forever knowingly waives and relinquishes any and all rights under or benefits of the provisions of the Federal Bankruptcy Code Section 365 (11 U.S.C. § 365), or any successor or replacement thereof or any analogous state law, to selectively or individually assume, reject or assign the multiple leases comprising this Lease following a determination or finding in the nature of that described in the foregoing Section C.
27.    Brokers. Landlord and Tenant represent and warrant to each other that no brokerage commissions are due to any real estate broker in relation to this Lease, and agree to indemnify and hold each other harmless for any damages, costs or legal fees which may be incurred as a result of any claims for such commissions in contravention of the representations in this Section.

28.    Relationship of Parties. Nothing contained in this Lease shall be deemed or construed as creating the relationship of principal and agent or of partnership or joint venture between the parties hereto, it being understood and agreed that neither the method of computing Rent nor any other provision contained herein nor any acts of the parties hereto shall be deemed to create any relationship between the parties hereto other than that of landlord and tenant.

29.    Counterparts. This Lease may be executed in any number of counterparts, all of which will be considered one and the same Lease notwithstanding that all parties hereto have not signed the same counterpart. Signatures on this Lease which are transmitted electronically shall be valid for all purposes. Any party shall, however, deliver an original signature on this Lease to the other party upon request.

[Signatures on Following Page]

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IN WITNESS WHEREOF, this Lease has been executed by Landlord and Tenant as of the date first written above.

LANDLORD:

VALLEY RIVER PROPERTY HOLDINGS, LLC,
a Georgia limited liability company

By:	/s/William McBride
Name:	William McBride
Title:	Manager

HOMESTEAD PROPERTY HOLDINGS, LLC,
a Georgia limited liability company

By:	/s/William McBride
Name:	William McBride
Title:	Manager

PARK HERITAGE PROPERTY
HOLDINGS, LLC,
a Georgia limited liability company

By:	/s/William McBride
Name:	William McBride
Title:	Manager

MT. V PROPERTY HOLDINGS, LLC,
a Georgia limited liability company

By:	/s/William McBride
Name:	William McBride
Title:	Manager

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MOUNTAIN TOP PROPERTY
HOLDINGS, LLC,
a Georgia limited liability company

By:	/s/William McBride
Name:	William McBride
Title:	Manager

LITTLE ROCK HC&R PROPERTY
HOLDINGS, LLC,
a Georgia limited liability company

By:	/s/William McBride
Name:	William McBride
Title:	Manager

WOODLAND HILLS HC
PROPERTY HOLDINGS, LLC,
a Georgia limited liability company

By:	/s/William McBride
Name:	William McBride
Title:	Manager

NORTHRIDGE HC&R PROPERTY
HOLDINGS, LLC,
a Georgia limited liability company

By:	/s/William McBride
Name:	William McBride
Title:	Manager

APH&R PROPERTY HOLDINGS, LLC,
a Georgia limited liability company

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By:	/s/William McBride
Name:	William McBride
Title:	Manager

TENANT:

SKYLINE HEALTHCARE LLC, or other
entities to be formed
a

By:	/s/Joseph Schwartz
Name:	Joseph Schwartz
Title:	Manager

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SCHEDULE 1

FACILITIES

Facility Name	Landlord	Tenant	Address	Bed Number Facility Type
Homestead Manor Nursing Home	Homestead Property Holdings, LLC	__________	826 North Street Stamps, AR 71860-4522	104 bed SNF
Heritage Park Nursing Center	Park Heritage Property Holdings, LLC	__________	1513 S. Dixieland Road Rogers 72758-4935	110 bed SNF
Stone County Nursing and Rehabilitation Center	Mt. V Property Holdings, LLC	__________	706 Oak Grove Street Mountain View, AR 72560-8601	97 bed SNF
Stone County Residential Care Facility	Mountain Top Property Holdings, LLC	__________	414 Massey Avenue Mountain View, AR 72560-6132	32 bed ALF
West Markham Sub Acute and Rehabilitation Center	Little Rock HC&R Property Holdings, LLC	__________	5720 West Markham Street Little Rock, AR 72205-3328	154 bed SNF
Woodland Hills Healthcare and Rehabilitation	Woodland Hills HC Property Holdings, LLC	__________	8701 Riley Dr. Little Rock, AR 72205-6509	140 bed SNF
Northridge Healthcare and Rehabilitation	Northridge HC&R Property Holdings, LLC	__________	2501 John Ashley Dr. North Little Rock, AR 72114-1815	140 bed SNF
Cumberland Health and Rehabilitation Center	APH&R Property Holdings, LLC	__________	1516 S. Cumberland Street Little Rock, AR 72202-5065	120 bed SNF
River Valley Health and Rehabilitation Center	Valley River Property Holdings, LLC	__________	5301 Wheeler Avenue Fort Smith, AR 72901-8339	129 bed SNF

EXHIBIT “A-1 – “A-9”
LEGAL DESCRIPTIONS

(SEE ATTACHED)
EXHIBIT “A-1”

LEGAL DESCRIPTION

(HOMESTEAD)

EXHIBIT “A-2”

LEGAL DESCRIPTION

(PARK HERITAGE)

EXHIBIT “A-3”

LEGAL DESCRIPTION

(VALLEY RIVER)

EXHIBIT “A-4”

LEGAL DESCRIPTION

(MT. V)

EXHIBIT “A-5”

LEGAL DESCRIPTION

(MOUNTAIN TOP)

EXHIBIT “A-6”

LEGAL DESCRIPTION

(LITTLE ROCK)

EXHIBIT “A-7”

LEGAL DESCRIPTION

(WOODLAND HILLS)

EXHIBIT “A-8”

LEGAL DESCRIPTION

(NORTHRIDGE)

EXHIBIT “A-9”

LEGAL DESCRIPTION

(APH&R)

EXHIBIT B
LANDLORD PERSONAL PROPERTY

“Landlord Personal Property” means: (i) all personal property used in the operation or management of the Facilities, including machinery, equipment, furniture, furnishings, beds, computers, signage, trade fixtures or other personal property and consumable inventory and supplies, including any and all such personal property replaced by Tenant or required by the state in which the Facilities are located or any other governmental entity to operate the Facilities, and (ii) all site plans, surveys, soil and substrata studies, architectural drawings, plans and specifications, engineering plans and studies, floor plans, landscape plans, and other plans and studies that relate to the Facilities; provided, however, that Landlord Personal Property shall not include: (a) any vehicles or computer software used in connection with the operation of the Facilities, or (b) any equipment leased by Tenant from third parties, which equipment is not a replacement of what would otherwise be Landlord Personal Property.

EXHIBIT “C”
CERTAIN DEFINITIONS
For purposes of this Lease, the following terms and words shall have the specified meanings:

“Affiliate” shall mean with respect to any Person, any other Person which Controls, is Controlled by or is under common Control with the first Person.

“Control” shall mean, as applied to any Person, the possession, directly or indirectly, of the power to direct the management and policies of that Person, whether through ownership, voting control, by contract or otherwise.

“Environmental Activities” shall mean the use, generation, transportation, handling, discharge, production, treatment, storage, release or disposal of any Hazardous Materials at any time to or from any portion of the Premises or located on or present on or under any portion of the Premises.

“Facility Mortgage” shall mean any mortgage, deed of trust or other security agreement or lien encumbering the Premises or any portion thereof and securing an indebtedness of Landlord or any Affiliate of Landlord or any ground, building or similar lease or other title retention agreement to which the Premises or any portion thereof is subject from time to time.

“Facility Mortgagee” shall mean the holder or beneficiary of a Facility Mortgage and any other rights of the lender, credit party or lessor under the applicable Facility Mortgage Documents.

“Facility Mortgage Documents” shall mean with respect to each Facility Mortgage and Facility Mortgagee, the applicable Facility Mortgage, loan or credit agreement, lease, note, collateral assignment instruments, guarantees, indemnity agreements and other documents or instruments evidencing, securing or otherwise relating to the loan made, credit extended, lease or other financing vehicle pursuant thereto.

“Hazardous Materials” shall mean (a) any petroleum products and/or by-products (including any fraction thereof), flammable substances, explosives, radioactive materials, hazardous or toxic wastes, substances or materials, known carcinogens or any other materials, contaminants or pollutants which pose a hazard to any portion of the Premises or to Persons on or about any portion of the Premises or cause any portion of the Premises to be in violation of any Hazardous Materials Laws; (b) asbestos in any form which is friable; (c) urea formaldehyde in foam insulation or any other form; (d) transformers or other equipment which contain dielectric fluid containing levels of polychlorinated biphenyls in excess of fifty (50) parts per million or any other more restrictive standard then prevailing; (e) medical wastes and biohazards not disposed of in accordance with applicable law; (f) radon gas; and (g) any other chemical, material or substance, exposure to which is prohibited, limited or regulated by any governmental authority or may or could pose a hazard to the health and safety of the occupants of any portion of the Premises or the owners and/or occupants of property adjacent to or surrounding any portion of the Premises, including, without limitation, any materials or substances that are listed in the United States Department of Transportation Hazardous Materials Table (49 CFR 172.101) as amended from time to time.

“Hazardous Materials Claims” shall mean any and all enforcement, clean up, removal or other governmental or regulatory actions or orders threatened, instituted or completed pursuant to any Hazardous Material Laws, together with all claims made or threatened by any third party against any portion of the Premises, Landlord or Tenant relating to damage, contribution, cost recovery compensation, loss or injury resulting from any Hazardous Materials.

“Hazardous Materials Laws” shall mean any laws, ordinances, regulations, rules, orders, guidelines or policies relating to the environment, health and safety, Environmental Activities, Hazardous Materials, air and water quality, waste disposal and other environmental matters.

“Person” shall mean any individual, partnership, association, corporation, limited liability company or other entity.

EXHIBIT “D”
[INTENTIONALLY OMITTED]

EXHIBIT “E”
FINANCIAL, MANAGEMENT AND REGULATORY REPORTS

REPORT	DUE DATE
Monthly financial reports concerning the Business at the Facility consisting of:
(1) a reasonably detailed income statement showing, among other things, gross revenues;
(2) total patient days;
(3) occupancy; and
(4) payor mix.
(All via e-mail to _______________________)
Thirty (30) days after the end of each calendar month
Quarterly consolidated or combined financial statements of Tenant and any Guarantor (via e-mail to financials@____________.com)	Thirty (30) days after the end of each of the first three quarters of the fiscal year of Tenant and such Guarantor
Annual consolidated or combined financial statements
of Tenant and any Guarantor with a review opinion provided by a reputable certified public accounting firm or audited financial statements if required by Landlord’s lenders.
(via e-mail to financials@_______________.com)
Ninety (90) days after the fiscal year end of Tenant and such Guarantor
Regulatory reports with respect to the Facility, as follows:
(1) all federal, state and local licensing and reimbursement certification surveys, inspection and other reports received by Tenant as to any portion of the Premises and any portion of the Business, including state department of health licensing surveys;
(2) Medicare and Medicaid certification surveys; and
(3) life safety code reports.
Five (5) business days after receipt
Reports of regulatory violations,
by written notice of the following:
(1) any violation of any federal, state or local licensing or reimbursement certification statute or regulation, including Medicare or Medicaid;
(2) any suspension, termination or restriction placed upon Tenant or any portion of the Premises, the operation of any portion of the Business or the ability to admit residents or patients; or
(3) any violation of any other permit, approval or certification in connection with any portion of the Premises or any portion of the Business, by any federal, state or local authority, including Medicare or Medicaid.
Two(2) business days after receipt
Cost Reports	Fifteen (15) days after filing

EXHIBIT “F”
FAIR MARKET VALUE

“Fair Market Value” means the fair market value of the Premises and/or Facility or applicable portion thereof on a specified date as agreed to by the parties, or failing such agreement within ten (10) days of such date, as established pursuant the following appraisal process. Each party shall within ten (10) days after written demand by the other party select one MAI Appraiser to participate in the determination of Fair Market Value. For all purposes under this Lease, the Fair Market Value shall be the fair market value of the Premises and/or Facility or applicable portion thereof unencumbered by this Lease. Within ten (10) days of such selection, the MAI Appraisers so selected by the parties shall select a third (3rd) MAI Appraiser. The three (3) selected MAI Appraisers shall each determine the Fair Market Value of the Premises and/or Facility or applicable portion thereof within thirty (30) days of the selection of the third appraiser. To the extent consistent with sound appraisal practices as then existing at the time of any such appraisal, and if requested by Landlord, such appraisal shall be made on a basis consistent with the basis on which the Premises and/or Facility or applicable portion thereof were appraised at the time of their acquisition by Landlord. Tenant shall pay the fees and expenses of any MAI Appraiser it retains pursuant to this Exhibit. Landlord shall pay the fees and expenses of any MAI Appraiser it retains pursuant to this Exhibit. Each party shall pay half the fees and expenses of the third MAI Appraiser selected by the respective MAI Appraisers selected by each of the parties.

If either party fails to select a MAI Appraiser within the time period set forth in the foregoing paragraph, the MAI Appraiser selected by the other party shall alone determine the fair market value of the Premises and/or Facility or applicable portion thereof in accordance with the provisions of this Exhibit and the Fair Market Value so determined shall be binding upon the parties. If the MAI Appraisers selected by the parties are unable to agree upon a third (3rd) MAI Appraiser within the time period set forth in the foregoing paragraph, either party shall have the right to apply to the presiding judge of the court of original trial jurisdiction in the county in which the Premises and/or Facility or applicable portion thereof are located to name the third (3rd) MAI Appraiser. The cost of such application to the presiding judge shall be equally shared by the parties.

Within five (5) days after completion of the third (3rd) MAI Appraiser’s appraisal, all three (3) MAI Appraisers shall meet and a majority of the MAI Appraisers shall attempt to determine the fair market value of the Premises and/or Facility or applicable portion thereof. If a majority are unable to determine the fair market value at such meeting, the three (3) appraisals shall be added together and their total divided by three (3). The resulting quotient shall be the Fair Market Value. If, however, either or both of the low appraisal or the high appraisal are more than ten percent (10%) lower or higher than the middle appraisal, any such lower or higher appraisal shall be disregarded. If only one (1) appraisal is disregarded, the remaining two (2) appraisals shall be added together and their total divided by two (2), and the resulting quotient shall be such Fair Market Value. If both the lower appraisal and higher appraisal are disregarded as provided herein, the middle appraisal shall be such Fair Market Value. In any event, the result of the foregoing appraisal process shall be final and binding.

“MAI Appraiser” shall mean an appraiser licensed or otherwise qualified to do business in the state(s) where the Premises or applicable portion thereof are located and who has substantial experience in performing appraisals of facilities similar to the Premises or applicable portion thereof and is certified as a member of the American Institute of Real Estate Appraisers or certified as a SRPA by the Society of Real Estate Appraisers, or, if such organizations no longer exist or certify appraisers, such successor organization or such other organization as is approved by Landlord.

EXHIBIT “G”

FACILITY MORTGAGEE SPECIFIC REQUIREMENTS

(SEE ATTACHED)
EXHIBIT “G” – CONTINUED
FACILITY MORTGAGEE SPECIFIC REQUIREMENTS
(PrivateBank and Trust Company - Mortgagee)

1.    Mortgagee Reporting Requirements: No later than 45 days after the end of each fiscal quarter commencing with the fiscal quarter ending June 30, 2015, quarterly financial statements shall include: balance sheet, statement of income and expense, and statement of cash flows, and statement of payor mix, prepared in accordance with GAAP and certified by an officer or member of Tenant. Within 120 days after the end of each fiscal year commencing with the fiscal year ending December 31, 2015, annual financial statements of Tenant showing the results of operations of the Facility and consisting of a balance sheet, statement of income and expense, statement of cash flows and statement of payor mix, prepared in accordance with GAAP, certified by an officer of Operator, and accompanied by a review opinion report of a firm of independent certified public accountants acceptable to Lender. Each financial statement shall include a duly completed compliance certificate, dated the date of such financial statements and certified as true and correct by appropriate officers containing a computation of each of the financial covenants below and stating that Tenant has not become aware of any Default or Event of Default or, if there is any such Default or Event of Default describing it and the steps, if any, being taken to cure it.
2.    Minimum EBTIDAR. It is a condition of this Agreement and the Loan that for each fiscal quarter commencing with the fiscal quarter ending June 30, 2015, the EBITDAR/Management Fee Adjusted for New Operator shall be not less than 450,000. “EBITDAR/Management Fee Adjusted” means for any period, an amount equal to EBITDAR for Tenant for such period, except that the Net Income for Tenant used in calculating EBITDAR/Management Fee Adjusted for any period, shall be computed by taking into account management fees equal to the greater of Tenant’s actual management fees for such period or imputed management fees equal to 5% of such Tenant’s gross income for such period as determined in accordance with GAAP.
3.    Minimum Fixed Charge Coverage Ratio. As of the end of each fiscal quarter, the ratio of the amount of the EBITDAR for Tenant for the 12-month period ending on the last day of such quarter, to the sum of the combined amounts of the following for the 12‑month period ending on the last day of such quarter: (A) Rental Expense for Operators, plus (B) Distributions for Tenant, other than any amounts which were treated as an expense for accounting purposes, shall not be less than 1.05 to 1.00. Notwithstanding the definition of “Net Income”, the Net Income used in calculating EBITDAR shall be computed by taking into account an imputed combined annual capital expenditures reserve allowance of $458 per licensed bed. Net Income used in calculating EBITDAR for the purpose of this Section for any period shall be computed by taking into account Tenant’s actual management fees for such period only and not taking into account any imputed management fees. Definitions for capitalized terms below:
Depreciation: With respect to any party, for any period, the total amounts added to depreciation, amortization, obsolescence, valuation and other proper reserves, as reflected on such party’s financial statements for such period and determined in accordance with GAAP.
EBITDAR: With respect to any party, for any period, the sum for such period of the following of or payable by such party, as the case may be: (i) net income (determined by GAPP and excluding gains from dispositions of assets, extraordinary gains and discounted operations gains), plus (ii) Interest Charges, plus (iii) federal and state income taxes, plus (iv) Depreciation, plus (v) Rental Expense.
Gross Revenues: In the case of each Facility, income and receipts from all sources, including, without limitation, with respect to such Facility, and in the case of such Facility, including, without limitation, all base rent, additional rent, security deposits and other amounts paid by tenants of the Facility.
Interest Charges: With respect to any party, for any period, the sum of: (i) all interest, charges and related expenses payable with respect to that period to a lender in connection with borrowed money or the deferred purchase price of assets that are treated as interest in accordance with GAAP, plus (ii) the portion of capitalized lease obligations (if any) with respect to that period that should be treated as interest in accordance with GAAP, plus (iii) all charges paid or payable (without duplication) during that period with respect to any hedging agreements.
Rental Expense: With respect to any party, for any period, the rental expense for real estate leased by such party as lessee for such period as determined in accordance with GAAP.
3.    Casualty and Condemnation. The proceeds of any insurance policies collected or claims as a result of any loss or damage to any portion of any Facility resulting from fire, vandalism, malicious mischief or any other casualty or physical harm and any awards, judgments or claims resulting from the exercise of the power of condemnation or eminent domain shall be applied to reduce the outstanding balance of the Loan or to rebuild and restore such Facility, or to the restoration or repair of the property damaged, if approved by the Facility Mortgagee in its discretion.
4.    Insurance:
(i)    Insurance against loss or damage to its Facility by fire and other risks, written on an “all risk” special perils, 100% full replacement cost basis, without deduction for foundations and footings, and without co-insurance, and with not more than $10,000 deductible from the loss payable for any casualty.
(ii)    Commercial general liability insurance, including coverage for elevators and escalators, if any, on its Facility and completed operations coverage for two years after any construction or repair at its Facility has been completed, on an occurrence basis, against claims for personal injury, including without limitation bodily injury, death or property damage occurring on, in or about its Facility and the adjoining streets, sidewalks and passageways, such insurance to afford immediate minimum protection to a limit of not less than $1,000,000 for one person and $3,000,000 per occurrence for personal injury or death and $500,000 per occurrence for damage to property.
(iii)    Workers compensation insurance covering such Borrower, in accordance with the requirements of Arkansas law.
(iv)    During the course of any construction or repair at its Facility, all risk builders risk course of construction insurance against all risks of physical loss, on a completed value basis, including collapse and transit coverage, with a deductible not to exceed $10,000, in nonreporting form, covering the total value of work performed and equipment, supplies and materials furnished, and containing the “permission to occupy” endorsement, and insuring all general contractors and subcontractors of any tier.
(v)    Boiler and machinery insurance covering any pressure vessels, air tanks, boilers, machinery, pressure piping, heating, air conditioning and elevator equipment and escalator equipment located on its Facility, and insurance against loss of occupancy or use arising from any breakdown therein, all in such amounts as are satisfactory to Lender.
(vi)    Business interruption, use and occupancy or rent loss insurance on its Facility covering loss of the use of its Facility caused by the perils covered by the policies described in (i), (iv) and (v) above, for a period of 12 months or such longer period as Lender shall require, in an amount not less than 100% of the Facilityed annual revenue from its Facility as determined by Lender, and written on a gross rental income, gross profits or extended period of indemnity form.
(vii)    If all or any portion of its Facility is located in an area that has been identified by the Director of the Federal Emergency Management Agency as a special flood hazard area, flood insurance in an amount at least equal to the principal amount of the Loan or to the maximum amount of coverage allowed for the particular type of property under the National Flood Insurance Program, whichever is less.
(viii)    Commercial general liability insurance covering any contractors performing work at its Facility, on an occurrence basis, against claims for personal injury, including without limitation bodily injury, death or property damage occurring on, in or about its Facility and the adjoining streets, sidewalks and passageways, such insurance to afford immediate minimum protection to a limit of not less than $1,000,000 for one person and $3,000,000 per occurrence for personal injury or death and $500,000 per occurrence for damage to property.
(ix)    Workers compensation insurance covering any contractors performing work at its Facility, in accordance with the requirements of Arkansas law.
(x)    Errors and omissions insurance covering any architects and engineers performing professional services with respect to its Facility, in the amount of $1,000,000 or such greater amount as Lender may require.
(xi)    Such other insurance, and in such amounts, as may from time to time be required by Lender against the same or other hazards.

B.
All such policies of insurance shall be issued by companies, and in amounts in each company, and in a form, satisfactory to Lender and, without limitation on the generality of the foregoing, shall comply with the following provisions:

(i)    All policies of insurance shall be issued by insurance companies having an AM Best’s Rating Guide Policy Rating of not less than A and Financial Rating of not less than VIII.
(ii)    All policies of insurance required by paragraphs A(i), (iv), (v), (vi) and (vii) above shall name such Borrower as insured and Lender as an additional insured and shall have attached thereto a standard mortgagee’s loss payable endorsement for the benefit of Lender in form satisfactory to Lender, and all policies of insurance required by paragraphs A(ii), (iii), (viii), (ix) and (x) shall name such Borrower as insured and Lender as an additional named insured.
(iii)    All policies of insurance shall contain an endorsement or agreement by the insurer that any loss shall be payable in accordance with the terms of such policy notwithstanding any act or negligence of such Borrower or Lender which might otherwise result in forfeiture of said insurance and the further agreement of the insurer waiving all rights of set-off, counterclaim or deductions against such Borrower, and shall provide that the amount payable for any loss shall not be reduced by reason of co-insurance.
(iv)    All policies of insurance shall contain a provision that they will not be cancelled or amended, including any reduction in the scope or limits of coverage, without at least 30 days’ prior written notice to Lender.

EXHIBIT “G” – CONTINUED
FACILITY MORTGAGEE SPECIFIC REQUIREMENTS
(Square 1 Bank - Mortgagee)

1.    Fixed Coverage Ratio. Tenant shall maintain a 1.0 to 1.0 fixed coverage ratio.
2.    Casualty and Condemnation. The proceeds of any insurance policies collected or claims as a result of any loss or damage to any portion of a Facility resulting from fire, vandalism, malicious mischief or any other casualty or physical harm and any awards, judgments or claims resulting from the exercise of the power of condemnation or eminent domain shall be applied to reduce the outstanding balance of the Loan or to rebuild and restore such Facility, or to the restoration or repair of the property damaged, if approved by the Facility Mortgagee in its discretion. Lender agrees to make proceeds available if: (A) in the reasonable judgment of Mortgagee, the Mortgaged Property can be restored within ten (10) months after insurance proceeds are made available to an economic unit not less valuable and not less useful than the same was prior to the Insured Casualty, and after such restoration will adequately secure the outstanding balance of the Indebtedness, and (B) no Event of Default (hereinafter defined) shall have occurred and be then continuing.
3.     Insurance. Mortgagor agrees to keep the Mortgaged Property insured against loss or damage by fire and other casualty with extended coverage and against any other risks or hazards which in the opinion of Mortgagee should be insured against, and in any case against all risks which persons engaged in the same business as is carried on at the Premises customarily insure against, with the minimum amount of said insurance to be no less $3,600,000.

HNZW/

EXHIBIT “G” - CONTINUED
FACILITY MORTGAGEE SPECIFIC REQUIREMENTS
(Metro City Bank and U.S. Small Business Administration are
collectively, Facility Mortgagee)

1.    Casualty and Condemnation. The proceeds of any insurance policies collected or claims as a result of any loss or damage to any portion of a Facility resulting from fire, vandalism, malicious mischief or any other casualty or physical harm and any awards, judgments or claims resulting from the exercise of the power of condemnation or eminent domain shall be applied to reduce the outstanding balance of the Loan or to rebuild and restore such Facility, or to the restoration or repair of the property damaged, if approved by the Facility Mortgagee in its discretion. If (A) in the reasonable judgment of Mortgagee, the Mortgaged Property can be restored within ten (10) months after insurance proceeds are made available to an economic unit not less valuable and not less useful than the same was prior to the insured casualty or condemnation, and after such restoration will adequately secure the outstanding balance of the indebtedness, and (B) no Event of Default shall have occurred and be then continuing, then the proceeds of insurance may, in Mortgagee’s sole discretion, be applied to reimburse Tenant for the cost of restoring, repairing, replacing or rebuilding the Facility or part thereof subject to casualty or condemnation, such proceeds shall be disbursed from time to time upon Facility Mortgagee being furnished with (1) evidence satisfactory to it (which evidence may include inspection[s] of the work performed) that the restoration, repair, replacement and rebuilding covered by the disbursement has been completed in accordance with plans and specifications approved by Facility Mortgagee, (2) evidence satisfactory to it of the estimated cost of completion of the restoration, repair, replacement and rebuilding, (3) funds, or, at Facility Mortgagee’s option, assurances satisfactory to Facility Mortgagee that such funds are available, sufficient in addition to the proceeds of insurance to complete the proposed restoration, repair, replacement and rebuilding, and (4) such architect’s certificates, waivers of lien, contractor’s sworn statements, title insurance endorsements, bonds, plats of survey and such other evidences of cost, payment and performance as Facility Mortgagee may reasonably require and approve; and Facility Mortgagee may, in any event, require that all plans and specifications for such restoration, repair, replacement and rebuilding be submitted to and approved by Mortgagee prior to commencement of work. With respect to disbursements to be made by Facility Mortgagee, if any: (A) no payment made prior to the final completion of the restoration, repair, replacement and rebuilding shall exceed ninety percent (90%) of the value of the work performed from time to time; (B) funds other than proceeds of insurance shall be disbursed prior to disbursement of such proceeds; and (C) at all times, the undisbursed balance of such proceeds remaining in the hands of Facility Mortgagee, together with funds deposited for that purpose or irrevocably committed to the satisfaction of Mortgagee by or on behalf of Mortgagor for that purpose, shall be at least sufficient in the reasonable judgment of Mortgagee to pay for the cost of completion of the restoration, repair, replacement or rebuilding, free and clear of all liens or claims for lien and the costs.
2.     Insurance. Tenant shall keep the Facility insured against loss or damage by fire and other casualty with extended coverage and against any other risks or hazards as determined by Facility Mortgagee, with the minimum amount of said insurance to be no less than the amount of the Note, and Tenant shall maintain insurance against the risk of rental or business interruption at the Premises, in an amount deemed satisfactory by Facility Mortgagee.

HNZW/